Exhibit 99.1

Lulus Appoints Crystal Landsem and Caroline Sheu to the Board of Directors

CHICO, Calif., March 9, 2023 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced the expansion of the size of the Board of Directors (the “Board”) from nine (9) directors to eleven (11) directors and the appointment of Crystal Landsem to serve as a Class II director and Caroline Sheu to serve as a Class III director, effective March 8, 2023. The Board has determined that Ms. Sheu qualifies as an independent director under Nasdaq rules.

“I am pleased to announce the exciting additions of Crystal and Caroline to our Board of Directors,” said David McCreight, Executive Chairman of Lulus. “Both Crystal and Caroline bring a wealth of knowledge across finance and marketing disciplines, respectively, having focused on high-growth, tech enabled businesses throughout their careers.”

Ms. Landsem has served as Chief Executive Officer of Lulus since March 6, 2023. Previously, she served as Lulus’ Co-President since July 2020 and Chief Financial Officer since September 2015. Prior to joining Lulus, Ms. Landsem held broad leadership roles across the consumer and technology industries, including start-ups and organizations such as 11 Main, an Alibaba Group Company, and Walmart. Ms. Landsem holds a CPA license in California and received a B.A. degree in Business Administration with an option in Accounting from California State University-Chico.

“Following my recent appointment to CEO, I’m pleased to be joining the Board of Directors to further Lulus’ strategic goals and support the future success of this business to continue delivering value to our customers and key stakeholders,” said Ms. Landsem.

Ms. Sheu brings over 21 years of experience in marketing leadership at world-class organizations like Google, Gap, Disney, Sony, and Adobe, among others. She has successfully launched high-growth, direct-to-consumer concepts at leading brands and has a first-hand understanding of the role of data and technology in the consumer experience. Ms. Sheu earned a J.D./M.B.A. from the University of Chicago, an M.A. degree from the University of California-Berkeley, and a B.A. degree from the University of California-Los Angeles.

“I’m looking forward to working closely with David, Crystal, and the rest of the talented Lulus Board,” said Ms. Sheu. “The Company sits at the intersection of retail and technology, and I’m keen to collaborate with the team as they drive consumer engagement and brand loyalty and grow lifetime value.”

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around future opportunities, long-term growth strategies and strategic growth initiatives. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the macroeconomic environment on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact

Naomi Beckman-Straus

General Counsel and Corporate Secretary

investors@lulus.com

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